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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 25, 2002


                          IN STORE MEDIA SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                        000-28515                84-1249735
          ------                        ---------                ----------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                15423 East Batavia Drive, Aurora, Colorado 80011
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 364-6550


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

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Item 3.       Bankruptcy or Receivership

         Effective November 12, 2002, In Store Media Systems, Inc. ("ISMSI") filed for reorganization under Chapter 11 of the United States Bankruptcy Code. This action was precipitated by the unilateral cancellation of a patent and license agreement the Company had with a third party, Let's Go Shopping, Inc. ("LGS"). As a result of the action by LGS, the Company had been deprived of previously arranged equity capital and the benefit of operating revenues and profits from the operation of its coupon booklet program. These actions have damaged the Company and its ability to proceed with its current business plan. The ability of the Company to execute its business plan is contingent upon the successful resolution of its contractual dispute with LGS in conjunction with and as part of its filing of a plan of reorganization with the Bankruptcy Court. The Case Number for such filing is 02-28289 EEB.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IN STORE MEDIA SYSTEMS, INC.


Date: November 25, 2002                 By:  /s/ Michael T. Mozer
                                             -----------------------------------
                                             Michael T. Mozer, President and CEO




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